Exhibit 99.1

Cross Country Healthcare Announces New Appointment to Board of Directors

BOCA RATON, Fla.--(BUSINESS WIRE)--January 5, 2023--Cross Country Healthcare, Inc. (NASDAQ: CCRN) (the “Company” or “Cross Country”), a market-leading, tech-enabled workforce solutions platform and advisory firm, is pleased to announce that Dwayne L. Allen, 61, has been appointed to serve on the Company's Board of Directors (the “Board”), effective January 3, 2023.

An accomplished digital and IT executive, and an expert with more than 25 years of leadership experience in multiple global industries, Mr. Allen has a long history of evolving businesses and enhancing their future outcomes through digital innovation. His deep and successful track record in digital innovation, advanced analytics, enterprise resource planning (ERP) big data, digital and mobile offers a relevant and unique skillset to the Company’s Board.

Since April 2021, Mr. Allen has served as the Senior Vice President, Solution Innovation, Emerging Technology, Architecture, and Intellectual Property, and Chief Technology Officer of Unisys Corporation (NYSE: UIS) (“Unisys”), a global IT services and solutions company. Before Unisys, Mr. Allen was Global Digital Strategist at Microsoft Corp. from 2019 to 2021, and the Chief Information Officer at Masonite International from 2017 to 2018 where he was responsible for its global IT organization. From 2009 to 2017, Mr. Allen served as the Chief Information Officer of the Components segment at Cummins Inc., a global engine and power manufacturing company, and prior to that, he served as the Division Chief Information Officer of Wells Fargo & Co. and as Vice President of IT of Fifth Third Bancorp.

“Dwayne is an exceptional industry leader, and we are excited to welcome him to the Board," said John A. Martins, the Company’s President and Chief Executive Officer. “Dwayne’s insights and broad experience in many verticals will serve the Company well as we continue advancing our digital strategy of creating a world-class IT platform for both our professionals and clients, offering exceptional, frictionless, and seamless experiences while increasing efficiencies. We look forward to partnering with Dwayne on our journey in continuing to reshape and reimagine the way we provide services to our professionals and clients."

Chairman of the Board, Kevin C. Clark, added, "The Board and I are honored that Dwayne will be joining us. His diverse IT experience and disruptive approach will bring a new dimension to our Board and serve as a valued asset for the Company to leverage."

“I’m excited to join Cross Country and to have the opportunity to work with a respected brand and a talented group of thought leaders,” said Allen. “I look forward to serving on the Cross Country Board and help to take it to the next level of its digital and transformational journey.”

Mr. Allen holds an MBA from George Washington University and a Bachelor’s degree from the University of Virginia.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leading tech-enabled workforce solutions and advisory firm with 36 years of industry experience and insight. We solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, we are committed to an exceptionally high level of service to our clients and our homecare, education, and clinical and non-clinical healthcare professionals. Our locum tenens line of business, Cross Country Locums, has been certified by the National Committee for Quality Assurance (NCQA), the leader in healthcare accreditation, since 2001. We are the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. Cross Country Healthcare is rated as the top staffing and recruiting employer for women by InHerSights, and Certified™ by Great Place to Work®. For two consecutive years, we have received the Top Workplaces USA award and the Top Workplaces Award for Diversity, Equity & Inclusion Practices, and were recently recognized as a recipient of the Top Workplaces Awards for Innovation and Leadership by Energage, and the Women Executive Leadership Elevate Award recognizing gender diversity in our Boardroom. We have a history of investing in diversity, equality, and inclusion as a key component of the organization’s overall corporate social responsibility program, closely aligned with its core values to create a better future for its people, communities, and its stockholders.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at ir.crosscountryhealthcare.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Forward Looking Statements

In addition to historical information, this press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon, or refer to future events. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "suggests," "appears," "seeks," "will," "could," and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations; our ability to attract and retain qualified nurses, physicians, and other healthcare personnel; costs and availability of short-term housing for our travel healthcare professionals; demand for the healthcare services we provide, both nationally and in the regions in which we operate; the functioning of our information systems; the effect of cyber security risks and cyber incidents on our business; the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business; our clients’ ability to pay us for our services; our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions; the effect of potential liabilities, losses, or other exposures in connection with the WSG acquisition; the effect of liabilities and other claims asserted against us; the effect of competition in the markets we serve; our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any; and other factors, including, without limitation, the risk factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the Securities and Exchange Commission (the “SEC”). You should consult any further disclosures the Company makes on related subjects in its filings with the SEC. Except as may be required by law, the Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com